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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





                               CIAO CUCINA CORPORATION
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             (Exact name of registrant as specified in its charter)




               OHIO                                      31-1357862
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)



              700 WALNUT STREET, SUITE 300, CINCINNATI, OHIO 45202
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               (Address of principal executive offices)(Zip Code)



         Securities to be registered pursuant to Section 12(b) of the Act:  None

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please
check the following box.                                    [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.       [ ]


         Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, WITHOUT PAR VALUE
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                                (Title of Class)




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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The information set forth under "Description of Capital Stock -- Common Stock" in the Registration Statement on Form SB-2, as amended, filed by the registrant with the Securities and Exchange Commission (File No. 333-5674) is incorporated herein by reference.


Item 2.  Exhibits.

         The following exhibits are filed as part of this registration statement:

4.1*     --     Amended and Restated Articles of Incorporation of the registrant

4.2*     --     Code of Regulations of the registrant





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     *   Filed as an exhibit to, and incorporated herein by reference from, the registrant's Registration Statement on Form SB-2 (File No. 333-5674).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          CIAO CUCINA CORPORATION



                                          /s/ Carl A. Bruggemeier
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                                          Carl A. Bruggemeier
                                          President and Chief Executive Officer

Dated: November 15, 1996

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